THIS AGREEMENT (the "Agreement") is made this 22 day of December 2005 (the "Effective Date")

BETWEEN:

MGN TECHNOLOGIES, INC.,

with principal offices at Suite 1505 – 409 Granville Street, Vancouver, British Columbia, Canada, V6C 1T2

(the "Company")

AND:

SOUTHGATE SEO, LLC

with principal offices at 14362 North Frank Lloyd Wright, Suite 2200, Scottsdale, Arizona, USA, 85260

(the "Consultant").

WHEREAS:

A.

The Company, doing business as Mobile Gaming Now, is in the business of developing and licensing certain software products to qualified operators. (the “Business”);

B.

The Company is currently in the process of developing a marketing and sales strategy for the Business, part of which involves the use of a corporate website;

C.

The Consultant is in the business of using state-of-the-art strategies and technologies to generate website traffic using search engines (the “Work”);

D.

The Company desires to engage the services of the Consultant to perform the Work for its website targeting the Mobile Gaming Industry; and

E.

The Consultant possesses the necessary skills and is willing and able to perform the Work.

IN CONSIDERATION of the mutual covenants of the parties hereinafter contained and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

Makeup of Agreement and Interpretation

1.

This agreement (the "Agreement") includes the following schedules which constitute an integral part of this Agreement and which are incorporated into and form part of it:

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a.

Schedule "A" -- Description of the Work, and

b.

Schedule "B" -- Consultant's Fees.

2.

All references throughout this Agreement to terms such as "he or she", "his or her", "himself or herself", or "him or her" shall be read, interpreted and qualified as though followed by the phrase "as the case may be". Furthermore, unless the context requires otherwise, words herein that import the singular shall include the plural, and vice versa, and words that import a gender include all other genders.

3.

All headings and captions are for reference purposes only and in no way affect the interpretation or construction of this Agreement.

Performance of Work

4.

The Company hereby retains the Consultant to perform the Work.

5.

The Consultant agrees to provide designated personnel within the Consultant’s employ to work diligently and faithfully to complete the Work or any segments thereof, as designated by the Company, in a good and workmanlike manner within such reasonable time periods as the Company shall establish. In providing such services the Consultant shall at all times conduct himself or herself in full compliance with all applicable statutes, laws, and regulations governing his or her occupation, profession, trade, craft or business from the Company's offices and any other work locations utilized by the Consultant in providing services to the Company.

6.

Unless otherwise agreed upon between the Company and the Consultant, the Work to be performed by the Consultant shall be carried out by its principal, namely David Hurowitz (the “Principal”)

Time of Essence

7.

Time shall be deemed to be of the essence of the Agreement provided that the time for completing any work, which has been or is likely to be delayed by reason of force majeure or other cause beyond the reasonable control of the Consultant, shall be extended by a period equal to the length of the delay so caused, further provided that prompt notice in writing of the occurrence causing or likely to cause such delay is given to the Company.

Consultant's Fee

8.

The Company shall pay the Consultant for services at the rate or rates set out in Schedule "B" subject to any deductions required to be made by any legal authority in accordance with the provisions as set out in Schedule "B".

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Term

9.

The term of this Agreement shall be deemed to come into force on the Effective Date and shall terminate on _______________, 2006 , unless earlier terminated as provided herein.  Thereafter, this Agreement shall be renewed for additional one-year terms unless otherwise agreed to by the parties or unless terminated as provided herein.  Nothing in this section shall be construed as affecting the right of the Company to terminate this Agreement at an earlier date in accordance with the following section 10 or any other section of this Agreement.

Termination

10.

The parties understand and agree that engagement pursuant to this agreement may be terminated in the following manner in the specified circumstances:

a.

By the Consultant at any time by giving at least thirty (30) day’s advance notice in writing to the Company. The Company may waive such notice, in whole or in part and if it does so, the Company shall pay to the Consultant the equivalent consulting fees due to the Consultant pursuant to Schedule “B” to the end of the notice period.  Except as otherwise provided for in this agreement, the Consultant's entitlement to further compensation pursuant to this agreement will cease upon receipt of the payment of the consulting fees in lieu of notice.

b.

By the Company, in its absolute discretion, without any notice or pay in lieu thereof, for cause. For the purposes of this agreement, cause includes the following:

i.

any material breach of the provisions of this agreement;

ii.

the commission of an act of bankruptcy by the Consultant or compounding with his creditors generally;

iii.

conviction of the Consultant of a criminal offence punishable by indictment, where such cause is not prohibited by law;

iv.

any and all omissions, commissions or other conduct which would constitute cause at law, in addition to the specified causes.

c.

by the Company in its absolute discretion and for any reason on giving the Consultant thirty (30) day’s advance notice in writing or on paying to the Consultant the equivalent consulting fees due to the Consultant pursuant to Schedule “B” in lieu of notice for the thirty (30) day notice period.  Except as otherwise provided for in this agreement, the Consultant's entitlement to further

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compensation pursuant to this agreement will cease upon receipt of the payment of the consulting fees in lieu of notice.

Independent Contractor

11.

Each of the parties is an independent contractor retaining complete control over and complete responsibility for his or her own operations and employees. The Consultant is not and shall not hold himself or herself out to be an agent, legal representative, partner, subsidiary, joint venturer or employee of the Company, and the Consultant shall have no right or power to and shall not bind or obligate the Company in any way, manner or thing whatsoever or represent that he or she has any right to do so, except as provided for in this Agreement.

12.

As an independent contractor, the Consultant shall accept any directions issued by the Company, through its Board of Directors, pertaining to the goals to be obtained and the results to be achieved by him or her, but shall be solely responsible for the manner and working hours in which he or she will perform any services under this Agreement to be performed by him or her.

13.

Except as provided for in this Agreement, the Consultant shall not have the status of an employee of the Company.  The Consultant shall not be eligible to participate in any employee benefit, group insurance or executive compensation plans or programs maintained by the Company, and the Company shall not provide, nor be obligated to pay into any public or private plan or scheme designed to provide social security, unemployment compensation, disability insurance, workers' compensation or similar coverage, or any other statutory benefit, to the Consultant.

Trade Secrets and Confidentiality

14.

The Company and the Consultant acknowledge that the services to be performed by the Consultant under this Agreement are unique and extraordinary and, as a result of this business relationship, the Consultant will be in possession of confidential customer information, trade secrets, technical data and know-how relating to the products, processes, methods, equipment and business practices of the Company (the "Confidential Information"). Such Confidential Information includes, but is not limited to, work products, technical and business information relating to the Company's inventions or products, research and development, designs and prototyping, strategies and methods which are not standard industry practices, specifications, proposals, models, formulae, test results and reports, analyses, simulation results, tables of operating conditions, materials, components, industrial skills, operating and testing procedures, production processes, finances, customers, marketing, production and future business plans, business and personal data relating to clients, affiliates and to employees of the Company.

15.

The Consultant agrees that he or she will maintain in confidence and will not disclose or use, at any time during or after the term of this Agreement without the prior written

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consent of the Company in each instance, any Confidential Information whether or not it is in written or permanent form, except to the extent required to perform duties on behalf of the Company as an independent contractor.

16.

Upon termination of this Agreement or upon request by the Company at any time before or after such termination, the Consultant will deliver to the Company any and all written and tangible material in the Consultant's possession incorporating the Confidential Information or otherwise relating to the Company's business.

17.

These obligations with respect to Confidential Information extend to information belonging to customers and suppliers of the Company, or persons or entities which license confidential information or technology rights to the Company, who may have disclosed such information to the Consultant as the result of the Consultant's business relationship with the Company.

Representations and Warranties

18.

The Consultant represents and warrants to, and covenants with the Company that:

a.

the Consultant has full power and authority to execute this Agreement and to perform the Consultant's obligations hereunder, and the Consultant is not a party to any agreement with, and has no other understanding with, any other person that would prevent the Consultant from entering into this Agreement or performing the Consultant's obligations hereunder;

b.

the execution, delivery and performance by the Consultant of this Agreement will not result in a breach of, default under or conflict with any agreement or understanding to which the Consultant is a party or by which the Consultant is bound;

c.

no consent of any other persons or of any governmental authorities is necessary in connection with the execution, delivery or performance by the Consultant of this Agreement;

d.

the Consultant is not currently employed by or acting as a consultant for any other person or company in the mobile gaming industry for whom he or she is working on any projects similar to the Work;

e.

the Consultant shall not enter into any agreement or arrangement with any other person during the term of this Agreement which would result in the violation of any term of this Agreement, and

f.

the Consultant shall not, during the term of this Agreement, breach any obligation or duty of confidentiality owed any current or former employers, and he or she has not brought and will not bring to the Company or use in the performance of

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the Consultant's obligations under this Agreement any materials or documents of a former or current employer which are not generally available to the public, absent the prior written consent of such former or current employer.

No Amendments, Severability and Failure to Act

19.

This Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by the parties. The waiver by the Company of a breach of any of the obligations of the Consultant under this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by the Consultant. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

Notices

20.

Unless otherwise provided in this Agreement, any notice provided for under this Agreement shall be in writing and shall be sufficiently given if delivered personally, or if transmitted by facsimile with an original signed copy delivered personally within twenty-four hours thereafter, or mailed by prepaid registered post addressed to the Company or the Consultant at their respective addresses set forth or at such other then current address as is specified by notice:

a)

to the Company

MGN TECHNOLOGIES, INC.

Suite 1505 – 409 Granville Street

Vancouver, British Columbia, Canada, V6C 1Ts

PH:

1.604.602.9596

FAX:

1.604.844.7572

b)

to the Consultant

REGIONAL INVESTMENT CONSULTING, LLC

9200 211th Place N.E.

Redmond, Washington

USA, 98053

PH:

FAX:

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Governing Law and Currency

21.

This Agreement was prepared in English at the express wish of the parties and the parties agree that the courts of the Province of British Columbia shall have exclusive jurisdiction in reference to any matters herein. This Agreement shall be construed and its interpretation shall be governed exclusively, in all respects, by the laws of the Province of British Columbia.  All amounts of currency stated in this Agreement shall be deemed to be expressed in US dollars unless otherwise indicated in the Agreement.

Assignment

22.

This Agreement may not be assigned in whole or in part by the Consultant or the Company without the express written permission of the other party. Such consent will not unreasonably be withheld.

Agreement Binding

23.

The terms and conditions of this Agreement shall be binding upon the parties and their respective heirs, executors, successors and assigns.

Counterparts

24.

This document may be executed in any number of counterparts, each of which shall be deemed to be an original and shall fully bind each party who has executed it.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the Effective Date first written above.

SIGNED, SEALED AND DELIVERED by:

MGN TECHNOLOGIES, INC.

Per:

__________________________

___________________________

REGIONAL INVESTMENT CONSULTING, LLC

Per:

__________________________

___________________________

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Schedule “A”

Description of the Work

Authority

1.

The Consultant shall have, subject always to the general or specific instructions and directions of the Board of Directors of the Company and in consultation with the management team, the power and authority to manage and direct the Work.

2.

The Consultant shall conform to all lawful instructions and directions given to him or her by the Board of Directors of the Company, and obey and carry out the by-laws of the Company.

Service

3.

The Consultant, throughout the term of his appointment, shall devote sufficient time to the Work in order to meet the expectations of the Company and any/all deadlines agreed to by the parties.

4.

The Consultant shall well and faithfully serve the Company and its subsidiaries and use his or her best efforts to promote the interests thereof.

Duties to be performed by Consultant

1.

Site Analysis

Consultant will analyze the web site and will assist the Company in building a solid base for an aggressive optimization campaign.

a)

External websites that are specifically optimized to meet universally accepted Search Engine standards.  The Consultant’s websites are designed to achieve high ranking and direct visitors to the Company’s website.

b)

External optimized sites providing increased traffic to your existing site.

c)

Deletion of any elements that deter spiders or decrease algorithmic integrity

d)

Page identification and index configuration enhancement

e)

Requires added keyword-rich text on pages

f)

Integrate anchored text links w/ absolute paths

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g)

Necessitates search engine spider site map

h)

Source code enhancement:

i)

Development with meta-tag, page titles, and other tags

ii)

Composition of source code (JavaScript, style sheets, etc.)

2.

Keyword Analysis Research

The Consultant will investigate to conclude which keywords and keyword phrases are suitable objectives for use in the optimization.

3.

Optimization

The Consultant will optimize strategically planned keyword phrases using proprietary optimization technique.

Optimization of the websites includes but is not limited to:

a)

Optimization strategy assessment

b)

Keyword analysis and research

c)

Assessment of web spiderability -META tags -Robots tags

d)

Content analysis – keyword density analysis

e)

Optimization may also contain creation of supplemental, keyword specific information pages, which the Consultant will produce and incorporate into the program.

4.

Manual Search Engine Submissions

After optimization is initially complete, the Consultant will present the site to the search engines, which recognize individual page proposals. The Consultant will do this in an exact manner for optimum efficiency.

5.

Verification

The Consultant will confirm that every search engine has received the submissions and will verify its positions to ensure that pages are listed.   This may take up to 8-12 weeks, depending on each search engine's directory timing for updating their records.

6.

Power Link Popularity

The objective of Power Link Popularity (“PLP”) is to verify and add to the Company’s web site's network of adjoining links to ensure the value and number of homepage hits, establish improved brand awareness, and to advance the Company’s web site's 'link popularity', which is presently

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an important aspect in attaining the highest possible placement in the major search engines and indexes, all of which will be performed by the Consultant.

7.

Traffic and Conversion Analytics

8.

The Consultant will offer both software-based and ASP solutions that let the Company establish how efficiently its rankings on search engines are translating to sales.

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Schedule "B"

CONSULTANT'S FEES

1.

The fixed remuneration of the Consultant for services rendered to the Company shall be at the rate of USD $30,000 per month for the first year of the term of this Agreement commencing the Effective Date.  In the event that the Consultant’s costs of achieving high search engine placement’s increases due to increased competition, the Consultant may give the Company thirty (30) days written notice of such an increase and upon receipt by the Company of said notice, it shall forthwith either accept such fee increase by giving notice to the Consultant of the same or it shall forthwith give notice to the Consultant that the Company is not prepared to accept or pay the increase, in which case, the Company understand that it’s search engine rankings may decrease.  Payment of the monthly fee shall be on the first and the fifteenth of each month.

2.

In addition to the fixed remuneration, the Consultant shall receive from the Company two hundred and fifty thousand (250,000) newly issued shares in the capital stock of MGN Technologies, Inc., a British Columbia whose shares are publicly traded on the National Association of Securities Dealers’ Overt the Counter Bulletin Board Service (NASD OTC:BB) under the trading symbol MGNLF.OB.  These shares will be restricted shares and will bear the appropriate restrictive legend.  However, subject to receiving written permission from the Company’s primary financial partner, these shares will have registration rights which require that the Company registers the same alone or in conjunction with any other shares of its capital stock deemed appropriate by the Company, which registration statement shall be filed with the Securities and Exchange Commission as soon as is practicable.  Once registered, these shares will be freely tradable securities.  Shares will be issued monthly at 50,000 shares per month provided the Consultant’s Work is deemed satisfactory at the sole discretion of the Company.

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